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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): MARCH 19, 1998



                              CARNEGIE GROUP, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                  0-26964               25-1435252
(State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)           File Number)        Identification No.)



          FIVE PPG PLACE, PITTSBURGH, PA                      15222
         (Address of principal executive offices)           (Zip code)



Registrant's telephone number, including area code: 412-642-6900






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Item 2.  Acquisition or Disposition of Assets.

         On March 19, 1998, pursuant to a Share Purchase Agreement (the "Purchase Agreement"), dated March 19, 1998, by and among Carnegie Group, Inc. ("CGI"), Advantage KBS, Inc. ("Advantage"), and DeJean Melancon and Eileen Weinstein, CGI acquired all the outstanding capital stock of Advantage from the shareholders of Advantage for a purchase price of $5m plus an additional contingent payment of up to $2.5m, depending on revenue and earnings of Advantage for the year ending December 31, 1998.

         Advantage provides problem resolution software and customer support applications for the telecommunications, computer hardware and software, and consumer electronics industries. CGI intends to continue such business.

         The purchase price was determined based on arm's length negotiations between CGI and Advantage. CGI funded the purchase of the shares of Advantage from current cash balances. CGI anticipates that it will write-off a significant portion of the purchase price as "in-process research and development."

         The acquisition of Advantage is subject to certain risks. The integration of companies in the information technology services industry may be more difficult to achieve than in other industries. There can be no assurance that the acquisition of Advantage will result in any business or financial benefits to the Company. The realization of any such benefits requires, among other things, that the operations of Advantage be successfully integrated with those of the Company in a timely manner. The successful integration of the Company and Advantage will require the coordination of research and development and sales and marketing efforts. The difficulties of such integration may be increased by the need to coordinate geographically separated organizations and integrating personnel with disparate business backgrounds. In addition, the Company's senior management has not had previous experience in integrating acquisitions. There can be no assurance that the Company will be able successfully to manage the integration of Advantage.

         For other risk factors affecting the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   It is impracticable at the time of filing this Current Report on Form
8-K to provide the financial statements of the acquired business required to be filed by Item 7(a) of Form 8-K. In accordance with paragraph (a)(4) of Form 8-K, the financial statements of the acquired business shall be filed as an amendment to this Current Report on Form 8-K as soon as practicable and not later than June 2, 1998.




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(b) It is impracticable at the time of filing this Current Report on Form 8-K to provide the pro forma financial information relative to the acquired business required to be filed by Item 7(b) of Form 8-K. In accordance with paragraph
(b)(2) of Item 7 of Form 8-K, the pro forma financial information relative to the acquired business shall be filed as an amendment to this Current Report on Form 8-K as soon as practicable and not later than June 2, 1998.

(c)  Exhibits.

     Exhibit No.                 Description
     -----------                 -----------

           2.1 Share Purchase Agreement, dated March 19, 1998, by and among Carnegie Group, Inc., Advantage, KBS, Inc., and DeJean Melancon and Eileen Weinstein.

          99.1                Press Release dated March 20, 1998.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Carnegie Group, Inc.


Date:  March 30, 1998                         By: /s/ JOHN W. MANZETTI
                                                  --------------------
                                                  John W. Manzetti
                                                  Executive Vice President and
                                                    Chief Financial Officer







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                                  EXHIBIT INDEX

                                                                   Sequential
     Exhibit No.                  Exhibit                           Page No.
     -----------                  -------                           --------

        2.1            Share Purchase Agreement, dated March 19
                       1998, by and among Carnegie Group, Inc.,
                       Advantage, KBS, Inc., and DeJean Melancon and Eileen Weinstein.

        99             Press Release dated March 20, 1998



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